EXHIBIT 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SUSSER PETROLEUM PARTNERS LP

This Certificate of Limited Partnership, dated June 11, 2012, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.                                      Name.  The name of the Partnership is “Susser Petroleum Partners LP”.

2.                                      Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3.                                      General Partner. The name and the business, residence or mailing address of the general partner are:

Susser Petroleum Partners GP LLC

555 East Airtex Drive

Houston, Texas 77073

EXECUTED as of the date written first above.

SUSSER PETROLEUM PARTNERS LP

By:	Susser Petroleum Partners GP LLC,
its general partner

	By:	/s/ E.V. Bonner, Jr.
Name: E.V. Bonner, Jr.
Title: Authorized Person